Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8 Amendment No. 1) pertaining to the Headwaters Incorporated 2003 Stock Incentive Plan of our report dated October 31, 2003, with respect to the consolidated financial statements of Headwaters Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Salt Lake City, Utah
March 15, 2004